Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Registration Statement File No. 333-181531 on Form S-3 of Breitburn Energy Partners LP of our report dated February 28, 2014 relating to consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in Breitburn Energy Partners LP’s Annual Report on Form 10-K for the year ended December 31, 2013.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

November 21, 2014